                                                                                Exhibit 99.1

Contact:
For SIGA Technologies, Inc.: Thomas N. Konatich Phone: 212-672-9100 tkonatich@siga.com	For PharmAthene, Inc.: Stacey Jurchison Phone: 410-571-8925 Cell: 410-474-8200 jurchisons@pharmathene.com

PHARMATHENE AND SIGA TECHNOLOGIES ANNOUNCE PLANS TO MERGE TO ESTABLISH PREMIER BIODEFENSE COMPANY

ANNAPOLIS, MD and NEW YORK, NY, March 14, 2006 - PharmAthene, Inc. and SIGA Technologies, Inc. (NASDAQ: SIGA) announced today that they have entered into a term sheet providing for the merger of PharmAthene and SIGA. The combined company, which intends to operate under the name PharmAthene, features a substantial portfolio of procurement-stage biodefense products targeting anthrax, smallpox and chemical nerve agents, as well as a robust pipeline of therapeutic and prophylactic drug candidates targeting Category A biowarfare agents and emerging infectious diseases.

David P. Wright, President and Chief Executive Officer of PharmAthene, will serve as President and Chief Executive Officer of the combined company. Following the merger, the Board of Directors for the new company will reflect the new proportionate ownership. It is expected that the shareholders of SIGA will own approximately 32% of the combined company, which is anticipated to remain listed on the NASDAQ stock market.

The term sheet, which has been approved by the Boards of Directors of both companies, is not binding in significant respects and is conditioned on, among other things, the execution of a definitive merger agreement, approval of the shareholders of each company, regulatory approval and other customary closing conditions, and is expected to close during the second or third quarter of 2006.

In addition, PharmAthene has agreed, subject to the negotiation and execution of definitive documentation, to provide SIGA with up to $3 million in interim financing.

David P. Wright, President and Chief Executive Officer of PharmAthene, said, “Today’s announcement furthers PharmAthene’s strategy of securing a leadership position in biodefense by rapidly expanding our portfolio in order to meet the urgent biosecurity needs of this Nation and its Allies. A merger with SIGA will combine PharmAthene’s strong development and commercialization capabilities with SIGA’s outstanding research capabilities to create an expanded biodefense platform with multiple procurement-stage products and near-term revenue opportunities.”

“SIGA-246, the most advanced smallpox treatment currently in development, is a small molecule orally-active antiviral therapeutic, which ideally complements PharmAthene’s Valortim™, a monoclonal antibody in development for the prevention and treatment of anthrax infection, and Protexia®, a recombinant bioscavenger in development for chemical nerve agent poisoning,” Mr. Wright added. “Our combined biodefense portfolio will target three of the top five biodefense priorities under Project BioShield. SIGA-246 has already shown promise in multiple animal models, and PharmAthene’s Valortim™ is currently undergoing human safety testing and is positioned for procurement.”

Mr. Wright also noted that SIGA’s research pipeline includes novel classes of antiviral compounds that broadly target hemorrhagic fever viruses, including the viruses which cause Dengue, Ebola, Marburg, and Lassa fever, with a lead antiviral compound targeting Lassa fever undergoing preclinical evaluation.

Dennis E. Hruby, Ph.D., Chief Scientific Officer of SIGA Technologies, said, “Smallpox virus is considered one of the most significant biowarfare agents, as it is easily transmissible, has an incubation period of between seven to fourteen days, and high mortality and morbidity. Currently, there are no effective and safe smallpox therapies available without the risk of significant complications, and the U.S. government has expressed strong interest in the development of novel smallpox therapies. Existing techniques to prevent or ameliorate smallpox have unacceptably high rates of complications, including encephalitis, myocarditis and death, and can take days or weeks to confer protection. SIGA-246, by contrast, is a small molecule, which permits oral administration, and it has demonstrated significant antiviral activity in animal models with no significant complications.” Studies to assess the safety and pharmacokinetics of SIGA-246 in humans are expected to begin later this month.

“We see this strategic merger with PharmAthene as a tremendous opportunity for our Company and our shareholders,” said Donald Drapkin, Chairman of the Board of SIGA. “In addition to a growing portfolio of biodefense technologies, which directly complements SIGA’s product focus, PharmAthene brings a management team that is highly experienced in identifying niche markets, developing drugs to address those markets, and launching successful products that dominate their respective therapeutic classes. We are confident in their ability to generate tremendous value for our shareholders, while providing the necessary vision and leadership to drive future growth.”

In the merger, shareholders of PharmAthene will receive shares of SIGA Technologies common stock, and all outstanding PharmAthene options and warrants will be converted into options and warrants to purchase common stock of the combined company. Shareholders of SIGA Technologies will own approximately 32% of the combined company (on a diluted basis), with shareholders of PharmAthene owning the remaining 68%.

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About PharmAthene, Inc.
PharmAthene, a privately-held biotechnology company, was formed to meet the critical needs of the United States by developing biodefense products. PharmAthene is dedicated to the rapid development of important and novel biotherapeutics to address biological pathogens and chemicals that may be used as weapons of bioterror. PharmAthene’s lead programs include Valortim™ (being co-developed with Medarex (NASDAQ:MEDX)) and Protexia®. PharmAthene is located in the Chesapeake Innovation Center in Annapolis, MD, the first technology incubator focused solely on Homeland Security. For more information on PharmAthene, please visit its website at www.PharmAthene.com.

About SIGA Technologies, Inc.
SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense.  SIGA has the potential to become a significant force in the discovery of vaccine and pharmaceutical agents to fight emerging pathogens.  SIGA's product development programs emphasize the increasingly serious problem of drug resistant bacteria.  In addition to smallpox, SIGA has antiviral programs targeting other Category A viral pathogens, including arenaviruses (Lassa Fever Virus, Junin, Macupo, Guanarito, and Sabia), Lymphocytic choriomeningitis virus (LCMV), Dengue, the filoviruses, Ebola and Marburg.  For more information about SIGA, please visit SIGA's Web site at www.siga.com.

Forward Looking Statement Disclosure
This press release contains certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development of such products.  Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA and PharmAthene.  Actual results may differ materially from those anticipated in any forward-looking statement.  Factors that may cause such differences include the risks that (a) the parties may not be able to negotiate mutually acceptable definitive documentation for a merger transaction, there may be regulatory or litigation obstacles to completing the merger, or shareholders of one or both companies may not approve the merger, (b) the NASDAQ market may not accept the shares of the merged company for continued listing, (c) the parties may not agree on definitive documentation concerning, or another factor may prevent the receipt of, the contemplated interim financing, (d) potential products that appear promising to SIGA and or PharmAthene or any of their collaborators cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, (e) SIGA, PharmAthene or their collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (f) SIGA or PharmAthene may not be able to obtain anticipated funding for their development projects or other needed funding, (g) SIGA or PharmAthene may not be able to secure funding from anticipated government contracts and grants, and (h) SIGA or PharmAthene may not be able to secure or enforce adequate legal protection, including patent protection, for their products.

More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in other documents that SIGA has filed with the Commission.  SIGA urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov.  Interested parties may also obtain those documents free of charge from SIGA.  Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, SIGA undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

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